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EXHIBIT 1A-2B

BYLAWS

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BY-LAW NO. l

A by-law relating generally to the conduct of the business and affairs of

DNALABS CANADA INC.

CONTENTS

1.Interpretation

2.General Business Matters

3.Directors

4.Meetings of Directors

5.Officers

6.Protection of Directors, Officers and Others

7.Meetings of Shareholders

8.Shares

9.Dividends

10.Notices

11.Effective Date

BE IT ENACTED as a by-law of DNALabs Canada Inc. as follows:

l.INTERPRETATION

1.1Definitions - In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

''Act" means the Canada Business Corporations Act, including the Regulations made pursuant thereto, and any statute or regulations substituted therefor, as amended from time to time;

"appoint" includes "elect", and vice versa

"articles" means the Articles of Incorporation and/or other constating documents of the Corporation as amended or restated from time to time;

"board" means the board of directors of the Corporation and "director" means a member of the board;

"by-laws" means this by-law and ail other by-laws, including special by-laws, of the Corporation as amended from time to time and which are, from time to time, in force and effect;

"Corporation" means this Corporation, being the corporation to which the Articles pertain, and named "DNALabs Canada Inc.";

"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of  shareholders;   11special  meeting  of  shareholders"   means  a  special   meeting  of  all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

"recorded address" means, in the case of a shareholder, his address as recorded in the shareholders' register; and in the case of joint shareholders, the address appearing in the shareholders' register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, officer, auditor or member of a committee of the board, his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current. The secretary may change or cause to be changed the recorded address of any person m accordance with any information believed by him to be reliable.

1.2Rules - In the interpretation of this by-law, unless the context otherwise requires, the following rules shall apply:

a)Except where specifically defined herein, words, terms and expressions appearing in this by law, including the terms "resident Canadian" and "unanimous shareholder agreement" shall have the meaning ascribed to them under the Act;

b)Words importing the singular include the plural and vice versa;

c)Words importing gender include the masculine, feminine and neuter genders;

d)Words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

2.GENERAL BUSINESS MATTERS

2.1Registered Office - The shareholders may, by special resolution, from time to time change the municipality or geographic township within Ontario in which the registered office of the Corporation shall be located, but unless and until such special resolution has been passed, the registered office shall be where initially specified in the articles. The directors shall from time to time fix the location of the registered office within such municipality or geographic township.

2.2Corporate Seal - The Corporation may, but need not, have a corporate seal; if adopted, such seal shall be in the form approved from time to time by the board.

2.3Fiscal Year - The directors may, by resolution fix the financial year end of the Corporation and the directors may from time to time by resolution change the financial year end of the Corporation.

2.4Execution of Documents - Deeds, transfers, assignments, contracts, obligations and other instruments in writing may be signed on behalf of the Corporation by any director or officer of the Corporation (and whether the offices held by such officers were created by by-law or by the board). In addition, the board may, from time to time, direct the manner in which and the person or person by whom any particular instrument or class of instruments may or shall be signed on behalf of the Corporation. Any signing officer may affix the corporate seal to any instrument requiring same.

2.5Banking - All matters pertaining to the banking of the Corporation shall be transacted with such banks, trust companies or other financial organizations as the board may designate or authorize from time to time. All such banking business shall be transacted on behalf of the Corporation pursuant to such agreements, instructions and delegations of powers as may, from time to time, be prescribed by the board.

3.DIRECTORS

3. l   Powers - Subject to the express provisions of a unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation.

3.2Transaction of Business - Business may be transacted by resolutions passed at meetings of directors or committees of directors at which a quorum is present or by resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors. A copy of every such resolution in writing shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.3Number - Until changed in accordance with the Act, the board shall consist of that number of directors, being a minimum of one (1) and a maximum of fifteen (15), as determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the board.

3.4Resident Canadians - If the board consists of only one director, that director shall be a resident Canadian. If the board consists of two directors, at least one of the two directors shall be a resident Canadian. Except as aforesaid, a majority of the directors of the Corporation shall be resident Canadians.

3.5Qualifications - Each director shall be an individual who is not less than 18 years of age. No person who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be a director. A director need not be a shareholder.

3.6Election and Term - The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders at which time the term of each director then in office shall expire. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the incumbent directors shall continue in office until their successors are elected.

3.7Resignation - A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

3.8Removal - Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at an annual or special meeting of shareholders, remove any director from office before the expiration of his term and may elect a qualified individual to fill the resulting vacancy for the remainder of the term of the director so removed, failing which such vacancy may be filled by the board.

3.9Vacation of office - A director ceases to hold office when he dies, resigns, is removed from office by the shareholders, or becomes disqualified to serve as director.

3.10Vacancies - Subject to the provisions of the Act, a vacancy on the board may be filled for the remainder of its term by a qualified individual by resolution of a quorum of the board. If there is not a quorum of directors or if a vacancy results from the failure to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.MEETINGS OF DIRECTORS

4.1Place of Meetings - Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario, and it is not necessary that, in any financial year of the Corporation, a majority of such meetings be held in Canada.

4.2Participation bv Telephone - With the unanimous consent of all of the directors present at or participating in the meeting, a director may participate in a meeting of the board or in a meeting of a committee of directors by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed for the purposes of the Act and this by-law to be present at that meeting. A consent pursuant to this provision may be given before or after the meeting to which it relates and may be a "blanket" consent, relating to all meetings of the board and/or committees of the board.

4.3Calling of Meetings - Meetings of the board shall be held from time to time at such place, date and time as the president or any two directors may determine. Where the Corporation has only one director, that director may constitute a meeting.

4.4Notice of Meeting - Notice of the time and place for the holding of a meeting of the board shall be given to every director of the Corporation not less than two clear days (excluding Sundays and holidays as defined by the Interpretation Act) before the date of the meeting. Notwithstanding the foregoing, notice of a meeting shall not be necessary if all of the directors are present, and none objects to the holding of the meeting, or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting. Notice of an adjourned meeting is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.5First Meeting of New Board- Provided that a quorum of directors is present, a newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.6Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular me ting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.7Quorum -A majority of the directors elected to office• constitutes a quorum at any meeting of the board.

4.8Resident Canadians - Unless expressly permitted by the Act, directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians or, where a corporation has fewer than three directors, one of the directors present is a resident Canadian.

4.9Chairman -The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

Chaim1an of the Board Managing Director President, or

A Vice-President

If no such officer is present, the directors present shall choose one of their number to be Chairman of such meeting.

4.10Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question; and in the case of an equality of votes, the Chairman of the meeting shall not *be entitled to a second or casting vote.

4.11Disclosure- Conflict of Interest - A director or officer of the Corporation who is a party to, or who is a director or an officer of, or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest. Disclosure, as aforesaid, shall be made at the time and in the manner required by the Act, and a director so having an interest in a contract or transaction shall, unless expressly permitted by the Act, not vote on any resolution to approve the contract or transaction.

4.12Delegation by Directors (Committees) - The board may appoint from their number a managing director, who is a resident Canadian, or a committee of directors, a majority of the members of which shall be resident Canadians, and delegate to such managing director or committee any of the powers of the board except those which relate to matters over which a managing director or committee shall, pursuant to the Act, not have authority. Unless otherwise determined by the board, a committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.13Remuneration and Expenses - Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the directors, which remuneration shall be in addition to any remuneration which may be payable to a director who serves the Corporation in any other capacity. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board, committees or shareholders and for such other out-of-pocket expenses incurred in respect of the performance of their duties as the board may from time to time determine.

5.OFFICERS

5.1Appointment - The board may from time to time designate the offices of the Corporation, appoint officers (and assistants to officers), specify their duties and, subject to the Act or the provisions of any unanimous shareholder agreement, delegate to such officers powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation. Except for the chairman of the board and the managing director, an officer may but need not be a director. Two or more offices may be held by the same person.

5.2Term of Office (Removal) - In the absence of a written agreement to the contrary, the board may remove, whether for cause or without cause, any officer of the Corporation. Unless so removed, an officer shall hold office until his successor is appointed or until his resignation, whichever shall first occur.

5.3Terms of Employment, Duties and Remuneration - The terms of employment and remuneration of all officers elected or appointed by the board shall be determined from time to time and may be varied from time to time by the board.

5.4Description of Offices - Unless otherwise specified by the board (which may, subject to the Act, modify, restrict or supplement such duties and powers), the offices of the Corporation, if designated and if officers are appointed thereto, shall have the following duties and powers associated therewith:

a)Chairman of the Board - The chairman of the board, if one is to be appointed, shall be a director. The board may assign to him any of the powers and duties which, pursuant to the by-laws, are capable of being assigned to the managing director or to the president;

b)Managing Director - The managing director, if one is to be appointed, shall be a director and a resident Canadian. He shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation;

c)President - The president shall be the chief operating officer of the Corporation. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall, subject to the authority of the board, have general supervision of the business and affairs of the Corporation;

d)Secretary - The secretary, when in attendance, shall be the secretary of all meetings of the board, shareholders and committees of the board and, whether or not he attends, the secretary shall enter or cause to be entered in the Corporation's minute book, minutes of all proceedings at such meetings; he shall give, or cause to be given, as and when instructed, notices to shareholders, directors, auditors and members of committees; he shall be the custodian of the corporate seal as well as all books, papers, records, documents and other instruments belonging to the Corporation;

e)Treasurer - The treasurer shall be responsible for the maintenance of proper accounting records in compliance with the Act as well as the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; whenever required, he shall render to the board an account of his transactions as treasurer and of the financial position of the Corporation.

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.5Agents and Attorneys -The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management, administration or otherwise (including the power to sub-delegate) as the board considers fit.

5.6Disclosure- Conflict of Interest - An officer shall have the same duty to disclose his interest in a material contract or transaction or proposed material contract or transaction with the Corporation, as is, pursuant to the provisions of the Act and the by-laws, imposed upon directors.

6.PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1Standard of Care - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view .to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the Corporation shall comply with the Act, the regulations, articles, by-laws and any unanimous shareholder agreement.

6.2Limitation of Liability- Provided that the standard of care required of him has been satisfied, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default.

6.3Indemnity of Directors and Officers - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director of officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate it:

a)he acted honestly and in good faith with a view to the best interests of the Corporation; and

b)in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall indemnify such person in all such other matters, actions, proceedings and circumstances as may be permitted by the Act or the law.

6.4Insurance - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any person entitled to be indemnified by the Corporation pursuant to the immediately preceding section as the board may from time to time determine.

7.MEETINGS OF SHAREHOLDERS

7.1Annua l Meetings - The board shall call, at such date and time as it determines, the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and thereafter not later than fifteen months after holding the last preceding annual meeting, so as to consider the financial statements and reports required by the Act to be presented thereat, to elect directors, appoint auditors and to transact such other business as may properly be brought before the meeting.

7.2Special Meetings - The board, the chairman of the board, the managing director or the president may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders.

7.3Place of Meetings - Meetings of shareholders shall be held at such place in or outside Ontario as the board determines or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

7.4Special Business - All business transacted at a special meeting or an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor constitutes special business.

7.5Notice of Meetings - Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting:

a)to each shareholder entitled to vote at the meeting (according to the records of the Corporation at the close of business on the day preceding the giving of the notice);

b)to each director; and

c)to the auditor of the Co1-poration.

Notice of a meeting of shareholders at which special business is to be transacted shall state:

a)the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

b)the text of any special resolution or by-law to be submitted to the meeting.

In the event of the adjournment of a meeting, notice, if any is required, shall be given in accordance with the provisions of the Act.

7.6Waiving Notice - A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.7Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and such other persons who are entitled or required under any provision of the Act, articles or by laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chaim1an of the meeting or with the consent of the meeting.

7.8Quorum - The holders of a majority of shares entitled to vote at a meeting of shareholders•, whether present in person or represented by proxy, constitute a quorum for the transaction of business at any meeting of shareholders. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

7.9Right to Vote - Unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

7.10Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who need not be shareholders, as the shareholder's nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be in writing, shall be executed by the shareholder or by his attorney authorized in writing and shall, in all other respects, be in a form which complies with the Act.

7.11Time for Deposit of Proxies - The Corporation shall recognize a proxy only if it has been deposited with the Corporation and it shall be so deposited before any vote is taken under its authority, or at such earlier time as the board, in compliance with the Act, prescribes and which has been specified in the notice calling the meeting.

7.12Corporate Shareholders and Associations - As an alternative to depositing a proxy, a body corporate or an association may deposit a certified copy of a resolution of its directors or governing body authorizing an individual to represent it at meetings of shareholders of the Corporation.

7.13Joint Shareholders - Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.14Votes to Govern - Subject to the Act, the articles, the by-laws and any unanimous shareholder agreement, all questions proposed for the consideration of the shareholders shall be determined by a majority of the votes cast thereon and, in case of an equality of votes, the chairman of the meeting shall not *have a second or casting vote.

7.15Show of Hands - Except where a ballot is demanded as hereafter set out, voting on any question proposed for consideration at a meeting of shareholders shall be by show of hands, and a declaration by the chairman as to whether or not the question or motion has been carried and an ent1y to that effect in the minutes of the meeting shall, in the absence of evidence to the contrary, be evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

7.16Ballots - For any question proposed for consideration at a meeting of shareholders, either before or after a vote by show of hands has been taken, the chairman, or any shareholder or proxyholder may demand a ballot, in which case the ballot shall be taken in such manner as the chairman directs and the decision of the shareholders on the question shall be determined by the result of such ballot.

7.17Resolution in Lieu of Meeting - Except where, pursuant to the Act, a written statement is submitted to the Corporation by a director or representations in writing are submitted to the Corporation by an auditor:

a)a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

b)a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to that meeting of shareholders.

8.SHARES

8.1Allotment - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time issue, allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2Share Certificates - Share certificates shall be in such form as the board shall from time to time approve and shall be signed by the president and the secretary. Every shareholder of the Corporation is entitled upon request to a share certificate or to a non-transferable written acknowledgment of his right to obtain a share certificate in respect of the shares held by him.

8.3Joint Shareholders - If two or more persons are registered as joint holders of any share, it shall be sufficient for the Corporation to issue one certificate in respect thereof and it shall also be sufficient for the Corporation to accept, from any one of such persons, receipts for the certificate or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.4Deceased Shareholders - In the event of the death of a shareholder, the Corporation shall not be required to make an entry in its records in respect of such death and nor shall it be required to make any dividend or other payment in respect of such shares until such documents have been produced to the Corporation as are required by the Act and the law and.as are reasonably required by the Corporation and its transfer agents.

8.5Replacement of Share Certificates - Subject to the Act, the board may prescribe, either generally or for a particular instance, the conditions upon which a new share certificate may be issued to replace a share certificate which has been or is claimed to have been defaced, lost, stolen or destroyed.

8.6Payment of Commission - The board may, from time to time, authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or for procuring or agreeing to procure purchasers for any such shares.

8.7Lien for Indebtedness - Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation which lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of such shares or by any other proceeding or remedy available by law to the Corporation and, until such indebtedness has been satisfied, the Corporation may refuse to register a transfer of any such shares.

9.DIVIDENDS

9.1Declaration - Subject to the Act, the articles and any unanimous shareholder agreement, the board may declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Any such dividend may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, the Corporation may pay a dividend in money or property.

9.2Payment - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and, unless the shareholder otherwise directs, mailed by prepaid ordinary mail to such registered holder at his last address appearing on the records of the Corporation. In the case of joint shareholders, unless they otherwise direct, the cheque shall be made payable to the order of all of such joint holders and mailed by prepaid ordinary mail to them at the address appearing on the records of the Corporation for them or, if addresses appear for more than one such joint holder, it shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless it is not honoured on presentation, shall satisfy and discharge the liability for the dividend to the extent of the aggregate of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold. The board may prescribe, either generally or for a particular instance, the terms as to indemnity, reimbursement of expenses and evidence of non-receipt, upon which a replacement cheque may be issued to a person to whom a dividend cheque was sent and who claims that such cheque was not received or has been defaced, lost, stolen or destroyed.

10.NOTICES

10.1Method of Giving Notices - Any notice, communication or other document required to be given by the Corporation to a shareholder, director, officer, member of a committee of the board or auditor of the Corporation pursuant to the Act, the regulations, the articles or by-laws or otherwise shall be sufficiently given to such person if:

a)delivered personally to him, in which case it shall be deemed to have been given when so delivered;

b)delivered to his recorded address, in which case it shall be deemed to have been given when so delivered;

c)mailed to him at his recorded address by prepaid ordinary mail, in which case it shall be deemed to have been given on the fifth day after it is deposited in a post office or public letter box; or

d)sent to him at his recorded address by any means of prepaid transmitted or recorded communication, in which case it shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.

10.2Notice to Joint Shareholders - Notice required to be given to a shareholder where two or more persons are registered as joint holders of any share shall be sufficiently given to all of them if given to any one of them.

10.3Notices Given to Predecessors - Every person who by transfer, death of a shareholder, operation of law or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which was duly given to the registered holder of such shares from whom his title is derived prior to entry of his name and address in the records of the Corporation and prior to his providing to the Corporation the proof of authority or evidence of his entitlement as prescribed by the Act.

l 0.4    Computation of Time - In computing the date when notice must be given under any provision requiring a specified, number of days' notice of any meeting or other event, reference shall be made to the definition given to the word "day" in the Act.

l 0.5 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, member of a committee of the board or auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting its substance shall not invalidate any action taken at any meeting to which the notice pertained or otherwise founded on such notice.

10.6     Waiver of Notice - Any shareholder, proxyholder, director, officer, member of a committee of the board or auditor may waive or abridge the time for any notice required to be given him, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board, which may be given in any manner.

11.EFFECTIVE DATE

11.1Effective Date - Subject to its being confirmed by the shareholders, this by-law shall come into force when enacted by the board, subject to the provisions of the Act.

15

ENACTED by the board this 23rd day of November, 2016.

MOSHE MONI LUSTIG - President

MICHAEL SHAWN KERZNER - Secretary

The foregoing by-law is hereby enacted by the directors of the Corporation as evidenced by the respective signatures hereto of all of the directors of the Corporation in accordance with the provisions of section 117 of the *Canada Business Corporations Act*.

DATED the 23rd day of November, 2016.

MOSHE MONI LUSTIG

DAVID LESLIE FELD

AARON LEE GOLDMAN

MICHAEL SHAWN KERZNER

In lieu of confirmation at a general meeting of the shareholders, the foregoing by-law is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders in accordance with the provisions of section 142 of the *Canada Business Corporations Act*, this 23rd day of November, 2016.

DATED the 23rd day of November, 2016.

M.M.L. Corporation

Per: ______________________

Authorized Signing Officer
I have the authority to bind the corporation

BY-LAW NO. 2

A by-law respecting the borrowing of money,
the issuing of securities and the securing of liabilities by

DNALABS CANADA INC.
(herein called the "Corporation")

1. Borrowing Powers - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may, subject to the articles and any unanimous shareholder agreement, from time to time, on behalf of the Corporation, without the authorization of the shareholders:

a) borrow money on the credit of the Corporation;

b) issue, re-issue, sell or pledge debt obligations of the Corporation, whether secured or unsecured;

c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2. Delegation of Powers - Subject to the Act, the articles, the by-laws and any unanimous shareholder agreement, the board may, from time to time, delegate any or all of the powers hereinbefore specified, to a director, a committee of directors or one or more officers of the Corporation.

2

ENACTED by the board this 23rd day of November, 2016.

MOSHE MONI LUSTIG - President

MICHAEL SHAWN KERZNER - Secretary

The foregoing by-law is hereby enacted by the directors of the Corporation as evidenced by the respective signatures hereto of all of the directors of the Corporation in accordance with the provisions of section 117 of the *Canada Business Corporations Act*.

DATED the 23rd day of November, 2016.

MOSHE MONI LUSTIG

DAVID LESLIE FELD

AARON LEE GOLDMAN

MICHAEL SHAWN KERZNER

In lieu of confirmation at a general meeting of the shareholders, the foregoing by-law is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders in accordance with the provisions of section 142 of the *Canada Business Corporations Act*, this 23rd day of November, 2016.

DATED the 23rd day of November, 2016.

M.M.L. Corporation

Per:

Authorized Signing Officer

I have authority to bind the corporation